Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
FIRST QUARTER 2011 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2011.
The results of operations presented in this release include TPGI’s results of operations for the three months ended March 31, 2011 and 2010. The consolidated net loss for the three months ended March 31, 2011 was $(3.3) million or $(0.09) per share compared to consolidated net loss of $(2.4) million or $(0.08) per share for the three months ended March 31, 2010. The increase in the consolidated net loss is primarily due to a decrease in condominium unit sales at Murano, as we closed on the sale of only one condominium unit during the three months ended March 31, 2011 compared to nine units during the three months ended March 31, 2010.
After tax cash flow (“ATCF”) for the three months ended March 31, 2011 was $1.8 million or $0.05 per share compared to ATCF of $4.0 million or $0.13 per share for the three months ended March 31, 2010. The decrease in ATCF per share for the three months ended March 31, 2011 compared to the three months ended March 31, 2010 was primarily the result of the decrease in condominium unit sales at Murano and the increased number of shares of our common stock outstanding resulting from the issuances of common stock during 2010. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) and reconciled to net loss in the financial statements below.
“Our property operations are improving, with occupancy at March 31, 2011 at 85.5%, compared with 83.5% at March 31, 2010. Our same-property results show an increase in same property net operating income of 11.7% on a cash basis and 8.4% on a GAAP basis, for the three months ended March 31, 2011 compared with the three months ended March 31, 2010,” said James A. Thomas, Chairman and CEO. “In addition, our balance sheet is stable and we have a very manageable debt maturity schedule.”

Mr. Thomas continued, “Focusing on the future, our goal is to expand our asset base and maximize the portfolio's recurring cash flow and revenue growth. We plan to reduce our development pipeline by selling excess land, and to sell operating properties that have achieved their maximum value. The sales proceeds will be redeployed into operating properties in high barrier-to-entry markets to generate superior growth in net operating income.”

Supplemental Materials
The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Friday, May 6, 2011 at 10:00 a.m. Pacific Time. To participate in the call, dial (866) 356-3377 and (617) 597-5392 internationally, and provide confirmation code 19719862.
A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 27, 2011, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 54004945. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.
Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2010, which is filed with the Securities and Exchange Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2011	2010

Revenues:
Rental	$7,312	$7,248
Tenant reimbursements	6,329	5,039
Parking and other	802	1,004
Investment advisory, management, leasing and development services	811	1,983
Investment advisory, management, leasing and development services - unconsolidated real estate entities	4,661	3,504
Reimbursement of property personnel costs	1,532	1,412
Condominium sales	480	4,153
Total revenues	21,927	24,343
Expenses:
Property operating and maintenance	6,587	6,252
Real estate and other taxes	1,887	1,761
Investment advisory, management, leasing and development services	3,029	2,359
Reimbursable property personnel costs	1,532	1,412
Cost of condominium sales	334	3,018
Interest	4,664	4,809
Depreciation and amortization	3,393	3,470
General and administrative	3,930	3,675
Total expenses	25,356	26,756
Interest income	13	9
Equity in net loss of unconsolidated real estate entities	(694)	(840)
Loss before income taxes and noncontrolling interests	(4,110)	(3,244)
Provision for income taxes	(96)	(159)
Net loss	(4,206)	(3,403)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	1,076	1,026
Partners in consolidated real estate entities	(155)	(44)
	921	982
TPGI share of net loss	$(3,285)	$(2,421)
Loss per share - basic and diluted	$(0.09)	$(0.08)
Weighted average common shares - basic and diluted	36,534,505	30,436,364

Reconciliation of net loss to EBDT(a):
Net loss	$(3,285)	$(2,421)
Adjustments:
Income tax provision	96	159
Noncontrolling interests - unitholders in the Operating Partnership	(1,076)	(1,026)
Depreciation and amortization	3,393	3,470
Amortization of loan costs	202	256
Unconsolidated real estate entities:
Depreciation and amortization	3,197	4,799
Amortization of loan costs	105	167
Earnings before depreciation, amortization and taxes	$2,632	$5,404

TPGI share of EBDT (b)	$1,967	$3,718
EBDT per share - basic and diluted	$0.05	$0.12
Weighted average common shares - basic	36,534,505	30,436,364
Weighted average common shares - diluted	36,808,767	30,436,364

Reconciliation of net loss to ATCF(c):
Net loss	$(3,285)	$(2,421)
Adjustments:
Income tax provision	96	159
Noncontrolling interests - unitholders in the Operating Partnership	(1,076)	(1,026)
Depreciation and amortization	3,393	3,470
Amortization of loan costs	202	256
Non-cash compensation expense	369	508
Straight-line rent adjustments	(63)	540
Adjustments to reflect the fair market value of rent	2	—
Unconsolidated real estate entities:
Depreciation and amortization	3,197	4,799
Amortization of loan costs	105	167
Straight-line rent adjustments	(228)	(282)
Adjustments to reflect the fair market value of rent	(219)	(301)
ATCF before income taxes	$2,493	$5,869
TPGI share of ATCF before income taxes (b)	$1,863	$4,037
TPGI income tax expense - current	(46)	(50)
TPGI share of ATCF	$1,817	$3,987
ATCF per share - basic & diluted	$0.05	$0.13
Weighted average common shares - basic	36,534,505	30,436,364
Weighted average common shares - diluted	36,808,767	30,436,364

a.
EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

b.	Based on an interest in our operating partnership of 74.76% and 68.79% for the three months ended March 31, 2011, and 2010, respectively.

c.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$265,484	$266,859
Land improvements—development properties	96,580	96,585
	362,064	363,444
Condominium units held for sale	49,541	49,827
Improved land held for sale	2,823	2,819
Investments in unconsolidated real estate entities	16,322	17,975
Cash and cash equivalents, unrestricted	39,602	42,363
Restricted cash	8,414	13,069
Rents and other receivables, net	2,014	1,754
Receivables from unconsolidated real estate entities	2,286	2,979
Deferred rents	14,855	14,592
Deferred leasing and loan costs, net	12,982	13,538
Other assets, net	22,499	17,875
Total assets	$533,402	$540,235
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$254,190	$254,612
Other secured loans	46,197	45,924
Accounts payable and other liabilities, net	25,199	29,020
Prepaid rent and deferred revenue	3,488	2,888
Total liabilities	329,074	332,444
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of March 31, 2011 and December 31, 2010	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 37,094,995 and 36,943,394 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	371	369
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 shares issued and outstanding as of March 31, 2011 and December 31, 2010	123	123
Additional paid-in capital	208,220	207,953
Retained deficit and dividends	(64,064)	(60,790)
Total stockholders’ equity	144,650	147,655
Noncontrolling interests:
Unitholders in the Operating Partnership	50,496	51,478
Partners in consolidated real estate entities	9,182	8,658
Total noncontrolling interests	59,678	60,136
Total equity	204,328	207,791
Total liabilities and equity	$533,402	$540,235

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900